EX-FILING FEES

Calculation of Filing Fee Tables

S-1/A

(Form Type)

MSP Recovery, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rate	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock (2)	Other (5)	1,956,415	$0.1615	$315,961.02	0.00014760	$46.63
	Equity	Class A common stock (3)	Other (5)	3,000,000	$0.1615	$484,500.00	0.00014760	$71.51
	Equity	Class A common stock (4)	Other (5)	5,000,000	$0.1615	$807,500.00	0.00014760	$119.19
		Total Offering Amounts		9,956,415		$1,607,961.02		$237.33
		Total Fees Previously Paid						$871.53
		Total Fee Offsets						$0.00
		Net Fee Due						$0.00

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of 1,956,415 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issued to Palantir Technologies, Inc.

(3)

Consists of: (i) 500,000 shares of Class A Common Stock, par value $0.0001 issued to Virage Recovery Participation LP, and (ii) 2,500,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) issuable upon exercise of a warrant issued to Virage Recovery Participation LP.

(4)

Consists of 5,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock) issuable upon exercise of warrants issued to Virage Recovery Master, LP pursuant to the MTA Amendment No. 2 and Amendment to the Amended and Restated Security Agreement dated November 13, 2023.

(5)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $0.1615, which is the average of the high and low prices of the shares of the Company’s Class A Common Stock on September 6, 2024 on the Nasdaq Stock Market.